Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Third Quarter 2020 Operating Results
Rent Collection for the Quarter of 94% Which Increased to 97% for October
Acquired $300 Million of 6.7% Preferred Stock and Improved Debt Metrics

Phoenix, AZ, November 5, 2020 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending September 30, 2020.

Third Quarter 2020 Financial and Operating Highlights
•Net income of $98.0 million and net income per diluted share of $0.08; Total debt - as reported decreased from $6.0 billion to $5.9 billion
•Achieved $0.15 AFFO per diluted share
•Rent collection for the quarter of 94% which increased to 97% for October
•Invested $488.9 million of capital year-to-date, including $300.0 million allocated to the redemption of the Company’s 6.7% Series F preferred stock in the third quarter and $188.9 million of property acquisitions
•Acquired $246.8 million in the third quarter for the industrial partnership and $33.1 million for the office partnership earlier in the year
•Dispositions totaled $357.7 million year-to-date, including the Company’s share of dispositions contributed to the office partnership of $110.0 million, with $158.3 million in the third quarter
•Adjusted Principal Outstanding decreased from $6.1 billion to $6.0 billion and Net Debt was unchanged at $5.8 billion, or 39.9% Net Debt to Gross Real Estate Investments
•Net Debt to Normalized EBITDA decreased from 6.08x to 5.76x

Third Quarter 2020 Financial Results

Total Revenues
Total revenues for the quarter ended September 30, 2020 decreased $8.0 million to $295.3 million as compared to total revenues of $303.3 million for the same quarter in 2019.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended September 30, 2020 increased $839.5 million to $98.0 million as compared to a net loss of $(741.5) million for the same quarter in 2019, and net income per diluted share increased $0.84 to $0.08 for the quarter ended September 30, 2020, as compared to a net loss per diluted share of $(0.76) for the same quarter in 2019.

Normalized EBITDA
Normalized EBITDA for the quarter ended September 30, 2020 decreased $11.4 million to $252.9 million as compared to Normalized EBITDA of $264.3 million for the same quarter in 2019.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended September 30, 2020 increased $828.3 million to $171.2 million, as compared to $(657.1) million for the same quarter in 2019, and FFO per diluted share increased $0.82 to $0.16 for the quarter ended September 30, 2020, as compared to FFO per diluted share of $(0.66) for the same quarter in 2019.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended September 30, 2020 decreased $11.1 million to $166.5 million, as compared to $177.6 million for the same quarter in 2019, and AFFO per diluted share decreased $0.03 to $0.15 for the quarter ended September 30, 2020, as compared to $0.18 for the same quarter in 2019.

Due to the effects of the COVID-19 pandemic, AFFO for the third quarter includes deferred rent of $3.9 million and the negative impacts from $6.5 million of abatement amendments, of which $5.9 million relate to third quarter rent and $0.6 million to second quarter rent, and $9.2 million of reserved rent.

Balance Sheet and Liquidity
As of the end of the third quarter, the Company had corporate liquidity of approximately $1.7 billion, comprised of $207.3 million in cash and cash equivalents and $1.5 billion of availability under its credit facility. In addition, secured debt was reduced by $62.4 million in the third quarter, bringing the total amount reduced for the year to $195.0 million.

Capital Market Activity
The Company redeemed $300.0 million of VEREIT’s 6.7% Series F preferred stock with $150.0 million completed on July 22, 2020 and $150.0 million completed on September 20, 2020. This leaves approximately $473.0 million outstanding.
The Company repurchased $27.6 million of its 3.75% Convertible Senior Notes due December 2020, including $8.7 million subsequent to the third quarter. This brings the total repurchased for the year to $77.8 million, of which $244.0 million principal amount is remaining and liquidity available noted above can be utilized for repayment at maturity.
During the quarter and subsequent to September 30, 2020, the Company issued 13.8 million shares at a weighted average price of $6.82 for gross proceeds of $93.8 million under its “at the market” equity offering program.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended September 30, 2020 are as follows: Net Debt to Normalized EBITDA of 5.76x, Fixed Charge Coverage Ratio of 3.3x, Unencumbered Asset Ratio of 81.6%, Net Debt to Gross Real Estate Investments of 39.9%, and Weighted Average Debt Term of 4.6 years.

Reverse Stock Split
On November 5, 2020, VEREIT announced a one-for-five reverse stock split of its common stock, par value $0.01 per share (“Common Stock”) which is expected to be effective after markets close on December 17, 2020 and whereby every five shares of VEREIT's issued and outstanding shares of Common Stock, $0.01 par value per share, will be converted into one share of Common Stock, $0.01 par value per share. VEREIT’s Common Stock will be assigned a new CUSIP number and is expected to begin trading on the New York Stock Exchange (“NYSE”) on a post-split basis beginning December 18, 2020. Fractional shares resulting from the reverse stock split will be paid in cash based on the trailing average closing price of VEREIT’s Common Stock on the NYSE for a period of three days prior to the effective date. The reverse stock split will affect all record holders of VEREIT’s Common Stock uniformly and will not affect any record holder’s percentage ownership interest, except for de minimis changes as a result of the elimination of fractional shares. The reverse stock split will reduce the number of shares of Common Stock outstanding but will not affect the number of VEREIT’s authorized shares of Common Stock.

Common Stock Dividend Information
On November 4, 2020, the Company’s Board of Directors declared a quarterly dividend for the fourth quarter of 2020 of $0.077 per share consistent with last quarter’s dividend. The dividend will be paid on January 15, 2021 to common stockholders of record as of December 31, 2020 and will be $0.385 per share after accounting for the expected one-for-five reverse stock split. The Board of Directors has not made any decisions with respect to its dividend policy beyond the fourth quarter and will continue to monitor the current environment.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “We have improved operations on many fronts: collections for October were 97%, Net Debt to EBITDA decreased from 6.08x to 5.76x and rent relief was down from Q2 to Q3. Early renewal leasing, with 2.5 million square feet this year, was a catalyst to our Q3 office dispositions while also reducing future exposures. Capital allocation this quarter focused on reducing our preferred stock by $300 million and will be expanded to include properties chosen to provide stability and growth.”

Real Estate Portfolio
As of September 30, 2020, the Company’s portfolio consisted of 3,820 properties with total portfolio occupancy of 98.5%, investment grade tenancy of 37.7% and a weighted-average remaining lease term of 8.4 years.

Real Estate Leasing Activity
During the quarter, the Company entered into 76 new and renewal leases on approximately 1.5 million square feet, 1.7% of the portfolio. Leasing activity included 0.3 million square feet of early renewals. This activity does not include pandemic related amendments.

Industrial Partnership Acquisitions
During the quarter ended September 30, 2020, the Company closed on an external property acquisition for $246.8 million of which the Company’s cash contribution to the purchase amount was $18.7 million.
Dispositions
During the quarter ended September 30, 2020, the Company disposed of 16 properties for an aggregate sales price of $158.3 million. Of the total disposition amount, $150.0 million was used in the total weighted average cash cap rate calculation of 6.1%, including $2.1 million in net sales of Red Lobster restaurants. The gain on third quarter sales was approximately $42.9 million.

Tenant Credit Updates
During the third quarter, Thai Union Group PCL (BKK:TU) (“Thai Union”), an investor group led by international restaurant executives, and Red Lobster Management acquired the remaining 51% of Red Lobster from Golden Gate Capital. Red Lobster remains headquartered in Orlando led by the current CEO Kim Loopdrup and the management team. With more than 40 years of industry experience, Thai Union is a leading, publicly-traded global seafood supplier with an enterprise value of approximately $4 billion and the transaction deepens Thai Union's more than 20-year commitment to Red Lobster. Given Thai Union's size, financial flexibility, large investment and integrated relationship as both a supplier and equity investor, the credit markets reacted positively to the transaction.

On October 21, 2020, Tractor Supply received public issuer ratings of BBB from S&P Global Ratings and Baa1 from Moody’s Investors Service. Inclusive of these new ratings, VEREIT’s investment grade tenancy increases from 37.7% to 39.2% and from 46.4% to 49.7% within retail.

COVID-19 Company Update
As of October 23, 2020, VEREIT had received rent of approximately 92% for July, 94% for August, and 95% for September, bringing third quarter collection to 94%. Of the uncollected rent balance for the third quarter, the Company has entered into deferral agreements representing 1.4% of third quarter rents, and blend and extend abatements representing 2.1% of third quarter rents.

In addition, as of October 23, 2020, VEREIT had received rent of approximately 97% for October, which includes approximately 2% to be paid in arrears by a Government agency tenant. Of the uncollected rent balance for October, the Company has entered into rent deferral agreements representing 0.02% of October rents and an immaterial amount of abatements.

The property type breakdown for rent collection is as follows:

Property Type	Jul	Aug	Sept	Oct
Total Retail	97%	97%	98%	98%
Casual Dining	61%	75%	73%	91%
Quick Service	90%	90%	91%	89%
Total Restaurant	74%	82%	81%	90%
Total Office	97%	97%	98%	98%
Total Industrial	95%	99%	100%	100%
Further rent collection and relief request details can be found in our investor presentation filed today.

2020 Guidance
The Company expects its 2020 AFFO per diluted share to approximate $0.62 or $3.10 adjusting for the expected one-for-five reverse stock split. See reconciliation to net income per share at the end of this release.

Subsequent Events

Acquisitions
From October 1, 2020 through October 30, 2020, acquisitions totaled $32.8 million including a mezzanine position for an investment-grade distribution facility. Acquisitions year-to-date through October 30, 2020, totaled $188.9 million.

Dispositions
From October 1, 2020 through October 30, 2020, dispositions totaled $0.2 million. Dispositions year-to-date through October 30, 2020, totaled $357.7 million including the Company’s share of dispositions contributed to the office partnership of $110.0 million.

Audio Webcast and Call Details
The live audio webcast will be available, beginning at 1:30 p.m. ET on Thursday, November 5, 2020, on the Company's Investor Relations website at: http://ir.vereit.com/. The dial-in information is as follows: (844) 746-0748 (domestic) or (412) 317-5274 (international).  Participants should log in 10-15 minutes early.

Approximately one hour following the call, a replay of the webcast will be available at the link above and archived for up to 12 months. A telephone replay of the conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international), passcode 10148276. The telephone replay will be available until November 19, 2020.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $14.6 billion including approximately 3,800 properties and 88.9 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653| BRosen@VEREIT.com

About the Data
Rent collection percentages disclosed are based on contractual rent and recoveries paid by tenants to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures. Percentages are calculated using a denominator that reflects pre-COVID-19 rents that has not been adjusted for any rent relief granted. Amounts exclude any tenants in bankruptcy prior to the pandemic.

In the second quarter of 2020, the Company updated its definition of Normalized EBITDA to include the impact of straight-line rent, in order to be consistent with peer companies. The Company recast the data presented for prior periods, including ratios impacted by the change.

Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to the subsequent tables for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“Nareit”) has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Excluded Properties
Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met and ending with the disposition date, in order to better reflect the ongoing operations of the Company.
At and during the three months ended September 30, 2020, June 30, 2020, and September 30, 2019 there were no Excluded Properties.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Rate Debt
Fixed Rate Debt includes variable rate debt effectively fixed through the use of interest rate swap agreements.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit, an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized (“Net Debt to Normalized EBITDA”) equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Adjusted for Abated Rent Annualized Ratio
Net Debt to Normalized EBITDA Adjusted for Abated Rent Annualized equals Net Debt divided by the respective quarter Normalized EBITDA Adjusted for Abated Rent multiplied by four. Management believes that Net Debt to Normalized EBITDA Adjusted for Abated Rent Annualized is useful to investors because the period for which rent is abated is less than 12 months and therefore should not be annualized.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” which reflect the Company’s expectations and projections regarding future events and plans, the Company’s future financial condition, results of operations, liquidity and business, including leasing, acquisitions, dispositions, rent receipts, rent relief requests, and rent relief granted, debt levels, maturities and refinancings, the expected reverse stock split, the payment of future dividends and the impact of COVID-19 on the Company’s business. Generally, the words “anticipates,” “assumes,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the Company’s ability to meet its 2020 guidance; the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rental payments) and the economy generally; federal, state or local legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company’s properties; risks accompanying the management of its industrial and office partnerships; the impact of impairment charges in respect of certain of the Company’s properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company’s tenants, which are heightened as a result of the COVID-19 pandemic; the Company’s ability to access capital markets (including on attractive terms) as a result of the impact of COVID-19; risks associated with the Company’s substantial indebtedness, including that such indebtedness may affect the Company’s ability to pay dividends and that the terms and restrictions within the agreements governing the Company’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	September 30, 2020	June 30, 2020
ASSETS
Real estate investments, at cost:
Land	$2,691,122	$2,705,149
Buildings, fixtures and improvements	10,046,076	10,117,636
Intangible lease assets	1,872,899	1,891,831
Total real estate investments, at cost	14,610,097	14,714,616
Less: accumulated depreciation and amortization	3,829,368	3,756,132
Total real estate investments, net	10,780,729	10,958,484
Operating lease right-of-use assets	205,346	208,037
Investment in unconsolidated entities	100,339	86,300
Cash and cash equivalents	207,321	278,883
Restricted cash	14,955	21,203
Rent and tenant receivables and other assets, net	391,239	382,409
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	1,896	48,093
Total assets	$13,039,598	$13,321,182

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,330,174	$1,393,652
Corporate bonds, net	3,406,389	3,404,935
Convertible debt, net	252,077	270,152
Credit facility, net	896,630	896,314
Below-market lease liabilities, net	124,009	130,208
Accounts payable and accrued expenses	112,101	112,551
Derivative, deferred rent and other liabilities	162,952	161,538
Distributions payable	85,420	85,231
Operating lease liabilities	214,102	215,322
Total liabilities	6,583,854	6,669,903
Series F preferred stock	189	309
Common stock	10,913	10,779
Additional paid-in capital	13,048,678	13,256,288
Accumulated other comprehensive loss	(97,008)	(106,109)
Accumulated deficit	(6,514,171)	(6,517,303)
Total stockholders’ equity	6,448,601	6,643,964
Non-controlling interests	7,143	7,315
Total equity	6,455,744	6,651,279
Total liabilities and equity	$13,039,598	$13,321,182

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2020	2019
Revenues:
Rental	$293,692	$302,985
Fees from managed partnerships	1,586	316
Total revenues	295,278	303,301
Operating expenses:
Acquisition-related	1,050	1,199
Litigation and non-routine costs, net	105	832,024
Property operating	31,400	30,822
General and administrative	14,774	14,483
Depreciation and amortization	109,191	115,111
Impairments	16,397	3,944
Restructuring	—	783
Total operating expenses	172,917	998,366
Other (expense) income:
Interest expense	(66,935)	(67,889)
Loss on extinguishment and forgiveness of debt, net	61	975
Other income, net	73	2,421
Equity in income of unconsolidated entities	663	677
Gain on disposition of real estate and real estate assets held for sale, net	42,814	18,520
Total other expenses, net	(23,324)	(45,296)
Income before taxes	99,037	(740,361)
Provision for income taxes	(1,054)	(1,168)
Net income	97,983	(741,529)
Net income attributable to non-controlling interests	(51)	15,089
Net income attributable to the General Partner	$97,932	$(726,440)

Basic and diluted net income per share attributable to common stockholders	$0.08	$(0.76)
Distributions declared per common share	$0.0770	$0.1375

VEREIT, INC.
EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income	$97,983	$54,239	$(741,529)
Adjustments:
Interest expense	66,935	65,613	67,889
Depreciation and amortization	109,191	110,599	115,111
Provision for income taxes	1,054	1,053	1,168
Proportionate share of adjustments for unconsolidated entities	2,451	1,775	1,337
Gain on disposition of real estate assets, net	(42,814)	(8,795)	(18,520)
Impairments of real estate	16,397	12,094	3,944
EBITDAre	$251,197	$236,578	$(570,600)
Acquisition-related expenses	1,050	1,169	1,199
Litigation and non-routine costs, net	105	(118)	832,024
(Gain) loss on investments	(76)	142	28
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	393	788	692
(Gain) loss on extinguishment and forgiveness of debt, net	(61)	200	(975)
Net direct financing lease adjustments	381	372	411
Restructuring expenses	—	—	783
Other adjustments, net	(8)	54	724
Proportionate share of adjustments for unconsolidated entities	(48)	(706)	97
Adjustment for Excluded Properties	—	—	(57)
Normalized EBITDA	$252,933	$238,479	$264,326
Normalized EBITDA annualized	$1,011,732	$953,916	$1,057,304

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2020	2019
Net income	$97,983	$(741,529)
Dividends on non-convertible preferred stock	(10,771)	(16,578)
Gain on disposition of real estate assets, net	(42,814)	(18,520)
Depreciation and amortization of real estate assets	108,803	114,695
Impairment of real estate	16,397	3,944
Proportionate share of adjustments for unconsolidated entities	1,635	841
FFO attributable to common stockholders and limited partners	$171,233	$(657,147)

Weighted-average shares outstanding - basic	1,083,687,807	978,982,729
Effect of weighted-average Limited Partner OP Units and dilutive securities	1,450,569	23,916,923
Weighted-average shares outstanding - diluted	1,085,138,376	1,002,899,652

FFO attributable to common stockholders and limited partners per diluted share	$0.158	$(0.655)

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2020	2019
FFO attributable to common stockholders and limited partners	$171,233	$(657,147)

Acquisition-related expenses	1,050	1,199
Litigation and non-routine costs, net	105	832,024
Loss on investments	(76)	28
Amortization of premiums and discounts on debt and investments, net	(201)	(1,177)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	393	692
Net direct financing lease adjustments	381	411
Amortization and write-off of deferred financing costs	3,114	3,319
Loss on extinguishment and forgiveness of debt, net	(61)	(975)
Straight-line rent	(12,595)	(5,470)
Equity-based compensation	2,991	2,924
Restructuring expenses	—	783
Other adjustments, net	379	1,138
Proportionate share of adjustments for unconsolidated entities	(166)	(128)
Adjustment for Excluded Properties	—	(41)
AFFO attributable to common stockholders and limited partners	$166,547	$177,580

Weighted-average shares outstanding - basic	1,083,687,807	978,982,729
Effect of weighted-average Limited Partner OP Units and dilutive securities	1,450,569	23,916,923
Weighted-average shares outstanding - diluted	1,085,138,376	1,002,899,652

AFFO attributable to common stockholders and limited partners per diluted share	$0.153	$0.177

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
September 30, 2020
Interest expense - as reported	$66,935
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,212)
Amortization of net premiums	299
Proportionate share of amounts for unconsolidated entities	(691)
Interest Expense, Excluding Non-Cash Amortization	$64,713

Three Months Ended
September 30, 2020
Interest Expense, Excluding Non-Cash Amortization	$64,713
Secured debt principal amortization	834
Dividends attributable to preferred shares	10,771
Total fixed charges	76,318
Normalized EBITDA	252,933
Fixed Charge Coverage Ratio	3.31x

	September 30, 2020	June 30, 2020
Mortgage notes payable, net	$1,330,174	$1,393,652
Corporate bonds, net	3,406,389	3,404,935
Convertible debt, net	252,077	270,152
Credit facility, net	896,630	896,314
Total debt - as reported	5,885,270	5,965,053
Deferred financing costs, net	39,204	41,152
Net discounts (premiums)	12,343	11,860
Principal Outstanding	5,936,817	6,018,065
Proportionate share of amounts for unconsolidated entities	106,516	68,360
Adjusted Principal Outstanding	$6,043,333	$6,086,425
Cash and cash equivalents	(207,321)	(278,883)
Pro rata share of unconsolidated joint ventures’ cash and cash equivalents	(3,776)	(3,433)
Net Debt	$5,832,236	$5,804,109

September 30, 2020
Total real estate investments, at cost - as reported	$14,610,097
Adjustments:
Investment in Cole REITs	6,943
Gross assets held for sale	2,379
Investment in direct financing leases, net	8,198
Mortgage notes receivable, net	15,727
Gross below market leases	(227,165)
Proportionate share of amounts for unconsolidated entities	205,678
Gross Real Estate Investments	$14,621,857

	September 30, 2020	June 30, 2020
Net Debt	$5,832,236	$5,804,109
Normalized EBITDA Annualized	1,011,732	953,916
Net Debt to Normalized EBITDA Annualized Ratio	5.76x	6.08x

September 30, 2020
Net Debt	$5,832,236
Gross Real Estate Investments	14,621,857
Net Debt Leverage Ratio	39.9%

Unencumbered Gross Real Estate Investments	$11,936,645
Gross Real Estate Investments	14,621,857
Unencumbered asset ratio	81.6%

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2020 GUIDANCE
(Unaudited)

The Company expects its 2020 AFFO per diluted share to approximate $0.62 or $3.10 adjusting for the expected one-for-five reverse stock split.

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

2020
Diluted net income per share attributable to common stockholders and limited partners (1)	$0.24
Gain on disposition of real estate assets, net (2)	(0.07)
Depreciation and amortization of real estate assets (2)	0.41
Impairment of real estate (2)	0.03
FFO attributable to common stockholders and limited partners per diluted share	0.61
Adjustments (3)	0.01
AFFO attributable to common stockholders and limited partners per diluted share	$0.62
_____________________________________
(1)Includes impact of dividends to be paid to preferred shareholders.
(2)Includes actual amounts for the nine months ended September 30, 2020.
(3)Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net, and (ii) certain non-cash items such as straight-line rent, net direct financing lease adjustments, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt , above-market lease assets and below-market lease liabilities.